                                                            EXHIBIT 8.1

[COOLEY GODWARD LLP LOGO]       ATTORNEYS AT LAW        Palo Alto, CA
                                                        415 843-5000

                                One Maritime Plaza      Menlo Park, CA
                                20th Floor              415 843-5000
                                San Francisco, CA
                                94111-3580              San Diego, CA
                                Main 415 693-2000       619 550-6000
                                Fax  415 951-3699
April 28, 1997                                          Boulder, CO
                                http://www.cooley.com   303 546-4000

                                SUSAN COOPER PHILPOT    Denver, CO
                                415 693-2078            303 606-4800
                                philpotsc@cooley.com

April 28, 1997

QUALCOMM Incorporated
6455 Lusk Boulevard
San Diego, California 92121

Ladies and Gentlemen:

We have acted as counsel to QUALCOMM Incorporated, a Delaware corporation (the "Company"), and QUALCOMM Financial Trust I, a Delaware statutory business trust (the "Trust"), in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission covering the resale of (i) up to 13,200,000 Trust Convertible Preferred Securities of the Trust, (ii) up to $680,452,500 in aggregate principal amount of 5-3/4% Convertible Subordinated Debentures due February 24, 2012 of the Company (the "Debt Securities"), (iii) up to 9,084,240 shares of the Company's Common Stock issuable upon conversion of the Debt Securities (the "Shares"), and (iv) a Convertible Preferred Securities Guarantee of the Company.

At your request, we have reviewed the discussion entitled "Certain United States Federal Income Tax Consequences" contained in the Registration Statement and are of the opinion that, subject to the qualifications and limitations contained therein, such information fairly presents the current United States federal income tax law applicable to the Trust and the material United States federal tax consequences to a United States person of the purchase, ownership and disposition of the Convertible Preferred Securities of the Trust and insofar as it relates to statements of law or legal conclusions is correct in all material respects.

We consent to the reference to our firm under the caption "Certain United States Federal Income Tax Consequences" and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,


Cooley Godward LLP

/s/ Susan Cooper Philpot

Susan Cooper Philpot

SCP/jkw